Exhibit 99.1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”), is made and entered into as of November 8, 2021, by and between Future Fund Board of Guardians (“FFBG”) and Future Fund Investment Company No.3 Pty Ltd (ACN 134 338 882) (“FF” and together with FFBG, the “FF Parties”).

The FF Parties hereby acknowledge and agree that the Statement on Schedule 13G to which this Agreement is attached as an exhibit (the “Statement”), relating to the shares of common stock, par value $0.0001 of NextNav, Inc., is filed with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the FF Parties and that any subsequent amendments to the Statement shall be filed on behalf of each of the FF Parties without the necessity of filing additional joint filing agreements. Each FF Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning the other FF Party, except to the extent it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date first set forth above.

Executed by Future Fund Board of Guardians

by:

/s/ Alicia Gregory	/s/ Gillian Denison
Signature of Authorised Signatory	Signature of Authorised Signatory

Alicia Gregory	Gillian Denison
Name of Authorised Signatory	Name of Authorised Signatory

Executed by Future Fund Investment Company No.3 Pty Ltd (ACN 134 338 882) by its attorney under power of attorney dated 10 July 2019 (who, by signing, confirms they have received no notice of revocation of that power):

/s/ Alicia Gregory
Attorney Signature

Alicia Gregory
Print Name
08 November 2021
Date